UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
 Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2025
BWX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
 _____________________________________________________________________________

Delaware		001-34658	80-0558025
(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg,	Virginia		24504
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-4300
 ____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03    Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year
At the Annual Meeting on May 2, 2025, the Company's stockholders voted to approve an amendment to the Company's Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law. Subsequent to stockholder approval, on May 5, 2025, the Company effectuated the amendment by filing a Certificate of Amendment with the Delaware Secretary of State.
The foregoing description is qualified in its entirety by reference to the full text of the Certificate of Amendment which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07     Submission of Matters to a Vote of Security Holders.
At the Annual Meeting on May 2, 2025, the Company's stockholders voted on four matters. A brief description of, and the final vote result for, each matter voted on at the Annual Meeting are set forth below. Each matter is described in more detail in our Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on March 19, 2025.
Proposal 1: Election of nine directors to serve a one-year term expiring at the 2026 annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jan A. Bertsch	76,125,340	1,201,905	57,131	5,443,248
Gerhard F. Burbach	77,037,747	285,800	60,829	5,443,248
Rex D. Geveden	76,997,664	325,546	61,166	5,443,248
James M. Jaska	76,801,702	521,504	61,170	5,443,248
Kenneth J. Krieg	76,560,190	765,014	59,172	5,443,248
Leland D. Melvin	76,549,413	717,975	116,988	5,443,248
Barbara A. Niland	76,251,047	1,055,279	78,050	5,443,248
Nicole W. Piasecki	76,490,600	833,475	60,301	5,443,248
John M. Richardson	76,889,607	438,091	56,678	5,443,248
Proposal 2: Advisory vote to approve the 2024 compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,104,190	994,718	285,468	5,443,248
Proposal 3: Amendment of the BWX Technologies, Inc. Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,444,274	11,752,703	187,399	5,443,248
Proposal 4: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025:

Votes For	Votes Against	Abstentions
82,331,078	363,838	132,708

Item 9.01     Financial Statements and Exhibits
The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation of BWX Technologies, Inc. dated May 5, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Ronald O. Whitford, Jr.
Ronald O. Whitford, Jr.
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
May 3, 2025

Exhibit 3.1
CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

BWX TECHNOLOGIES, INC.

BWX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) does hereby further certify as follows:

1.Article SEVENTH of the Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

SEVENTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provisions will not eliminate or limit the liability of a director or officer (as applicable) (a) for any breach of that director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, as the same exists or as that provision hereafter may be amended, supplemented or replaced, or (d) for any transactions from which that director or officer derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a director or officer of the Corporation arising out of or related to any event, act or omission that occurred prior to such repeal or modification.

2.This Certificate of Amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.This Certificate of Amendment to the Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed by its duly authorized officer on this 5th day of May, 2025.

BWX TECHNOLOGIES, INC.

By: /s/ Ronald O. Whitford, Jr.

Ronald O. Whitford, Jr.

Senior Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary